
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of 12/31/96 and the related consolidated statement of earnings, cash flows and notes to consolidated financial statements for the year ended
12/31/96 and is qualified in its entirety by reference to such financial statements and notes.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                               12-MOS
<FISCAL-YEAR-END>                      DEC-31-1996
<PERIOD-START>                         JAN-01-1996
<PERIOD-END>                           DEC-31-1996
<CASH>                                      18,368
<SECURITIES>                                     0
<RECEIVABLES>                              210,617
<ALLOWANCES>                                 6,678
<INVENTORY>                                127,777
<CURRENT-ASSETS>                           381,820
<PP&E>                                     113,124
<DEPRECIATION>                              39,714
<TOTAL-ASSETS>                             748,296
<CURRENT-LIABILITIES>                      205,141
<BONDS>                                    367,629
<COMMON>                                     3,753
<PREFERRED-MANDATORY>                            0
<PREFERRED>                                    250
<OTHER-SE>                                 132,276
<TOTAL-LIABILITY-AND-EQUITY>               748,296
<SALES>                                    604,537<F1>
<TOTAL-REVENUES>                           832,063
<CGS>                                      499,738<F1>
<TOTAL-COSTS>                              710,589
<OTHER-EXPENSES>                                 0
<LOSS-PROVISION>                             1,866<F2><F3>
<INTEREST-EXPENSE>                          29,106
<INCOME-PRETAX>                             10,891
<INCOME-TAX>                                 3,267
<INCOME-CONTINUING>                          7,624
<DISCONTINUED>                                   0
<EXTRAORDINARY>                                  0
<CHANGES>                                        0
<NET-INCOME>                                 6,375<F4>
<EPS-PRIMARY>                                  .35
<EPS-DILUTED>                                  .34

<F1>See Note 17 of Notes to Consolidated Financial Statements
<F2>The provision for doubtful accounts and notes is included with Selling,
General and Administrative Expenses in the Consolidated Statement of
Earnings.
<F3>It also appears in the Consolidated Statement of Cash Flows under the title "Provision for losses on accounts receivables", also see Schedule VIII-Valuation and Qualifying accounts.
<F4>Net of preferred stock dividends.

